Exhibit 99.1

CONSOLIDATED AND COMBINED FINANCIAL
STATEMENTS OF CESI-SCR, INC. AND SUBSIDIARY AND
CESI-TECH TECHNOLOGIES, INC.

AS OF DECEMBER 31, 2006 AND 2005

Report of Independent Auditors

Shareholder
CESI-SCR, Inc.and CESI-Tech, Technologies, Inc.

We have audited the accompanying consolidated and combined balance sheets of CESI-SCR, Inc. and subsidiary, and CESI-Tech Technologies, Inc. (collectively, “the Company”) at December 31, 2006 and 2005, and the related consolidated and combined statements of operations, shareholders’ equity and cash flows for the years then ended. These consolidated and combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate for the circumstances, but not for the purpose of expressing an opinion on the adequacy of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2006 and 2005, and the results of its operations and cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

January 18, 2008
Phoenix, Arizona

CONSOLIDATED AND COMBINED BALANCE SHEETS
OF CESI-SCR, INC. AND SUBSIDIARY
AND CESI-TECH TECHNOLOGIES, INC.

(in thousands)

ASSETS	As of December 31, 2006	As of December 31, 2005
Current assets:
Cash	$557	$293
Trade accounts receivable	700	479
Revenues in excess of billings	861	585
Inventory	304	704
Prepaid expenses and other current assets	118	96
Total current assets	2,540	2,157
Property and equipment, net	974	1,096
Goodwill	4,257	4,257
Other intangible assets, net	1,238	1,410
Other assets	32	32
Total assets	$9,041	$8,952
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable	$21	$107
Accrued payroll and benefits	245	150
Accrued liabilities and other	315	1,613
Deferred revenue	112	185
Due to Parent	4,075	2,486
Total current liabilities	4,768	4,541

Non-current portion of capital lease obligations	15	19
Total liabilities	4,783	4,560
Shareholder’s equity:

Paid-in capital	7,194	7,194
Accumulated deficit	(2,936)	(2,802)
Total shareholder’s equity	4,258	4,392
Total liabilities and shareholder’s equity	$9,041	$8,952

The accompanying notes are an integral part of these consolidated and combined financial statements.

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
OF CESI-SCR, INC. AND SUBSIDIARY
AND CESI-TECH TECHNOLOGIES, INC.

(in thousands)

	Year ended December 31,
	2006	2005

Revenues	$7,383	$1,725
Cost of revenues	4,975	2,425
Gross profit (loss)	2,408	(700)
Operating expenses:
Selling, general and administrative expenses	2,357	1,684
Total operating expenses	2,357	1,684
Operating income (loss)	51	(2,384)
Interest expense (to Parent)	(194)	(86)
Other finance income, net	9	1
Net loss	$(134)	$(2,469)

The accompanying notes are an integral part of these consolidated and combined financial statements.

CONSOLIDATED AND COMBINED STATEMENT OF SHAREHOLDER’S EQUITY
OF CESI-SCR, INC. AND SUBSIDIARY
AND CESI-TECH TECHNOLOGIES, INC.

(in thousands)

	Paid in capital	Accumulated deficit	Total

Balance at January 1, 2005	$7,194	$(333)	$6,861

Net loss	--	(2,469)	(2,469)

Balance at December 31, 2005	7,194	(2,802)	4,392

Net loss	--	(134)	(134)

Balance at December 31, 2006	$7,194	$(2,936)	$4,258

The accompanying notes are an integral part of these consolidated and combined financial statements.

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
OF CESI-SCR, INC. AND SUBSIDIARY
AND CESI-TECH TECHNOLOGIES, INC.

for the years ended December 31, 2006 and 2005

(dollars in thousands)

	2006	2005
Cash flows used in operating activities:
Net loss	$(134)	$(2,469)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	308	254
Amortization of intangible assets	173	173
Loss on sale of assets	--	2
Change in operating assets and liabilities:
Trade accounts receivable and revenue in excess of billings	(497)	(715)
Inventory	400	(648)
Prepaid expenses and other assets	(22)	(10)
Accounts payable	(86)	(19)
Deferred revenue	(73)	(3)
Accrued payroll and benefits	95	134
Accrued liabilities and other	(1,297)	1,324
Net cash used in operating activities	(1,133)	(1,977)
Cash flows used in investing activities:
Acquisitions of property and equipment	(187)	(79)
Net cash used in investing activities	(187)	(79)
Cash flows provided by financing activities:
Payments on capital lease obligations	(5)	(12)
Increase in Due to Parent	1,589	1,573
Net cash provided by financing activities	1,584	1,561
Net increase (decrease) in cash and cash equivalents	264	(495)
Cash at beginning of period	293	788
Cash at end of period	$557	$293

The accompanying notes are an integral part of these consolidated and combined financial statements.

S
CESI-SCR, INC. AND SUBSIDIARY
AND CESI-TECH TECHNOLOGIES, INC.
Notes to Consolidated and Combined Financial Statements
(dollars in thousands)

Note 1: Description of Business

Formation and Principles of Consolidation and Combination.  In January 2004, Catalytica Energy Systems, Inc. (the “Parent” company), a Delaware corporation formed two new wholly-owned subsidiaries, CESI-SCR, Inc. (“CESI-SCR”) and CESI-Tech Technologies, Inc. (“CESI-Tech”). In February 2004, CESI-SCR acquired 100% of the outstanding membership interests of SCR-Tech, LLC and became a wholly-owned subsidiary of CESI-SCR. Also in February 2004, CESI-Tech acquired various patents and other intellectual property rights from certain former owners of SCR-Tech LLC. The accompanying consolidated and combined financial statements include the accounts of CESI-SCR and its wholly owned subsidiary SCR-Tech LLC and CESI-Tech (collectively “SCR-Tech” or the “Company”). Significant intercompany accounts and transactions have been eliminated in consolidation and combination.

Description of Business. The Company offers a variety of services for coal-fired power plants that use selective catalytic reduction (“SCR”) systems to reduce nitrogen oxides (“NOx”) emissions. These services include SCR catalyst management, cleaning and regeneration, as well as consulting services to help power plant operators optimize efficiency and reduce overall NOx compliance costs (collectively “SCR Catalyst and Management Services”).

On November 7, 2007, the Parent entered into and consummated a Stock Purchase Agreement for the sale of the Company to CoaLogix Inc, a wholly-owned subsidiary of Acorn Energy, Inc (“Acorn”) (formerly known as Acorn Factor, Inc.). See Note 8 (Subsequent Events).

Operations and Financing.   The Company's recent operations have resulted in net losses of $134 and $2,469 for the years ended December 31, 2006 and 2005, respectively. The Company's main source of financing during this time has been advances received from the Parent (Note 3). In connection with and following the sale of the Company in November 2007 (Note 8), all amounts due to the Parent were converted to equity, and the acquirer committed to fund the Company’s operations through at least December 31, 2008.

Management believes the financial resources to be provided by the acquirer will be sufficient to satisfy the Company's liquidity requirements through 2008. If not, the Company will be required to seek additional financing from others or pursue other financing alternatives. No assurance can be given that, if required, additional financing will be available on acceptable terms or at all.

The Company is implementing plans to improve its competitive position by providing its unique catalyst regeneration services to coal burning power plants, as well as increasing operating efficiencies. The Company anticipates that these efforts will result in improved gross margins and operating results during fiscal 2008. However, no assurances can be given that the Company will be successful in realizing these goals. Failure to achieve further market acceptance for these services could have a material adverse impact on the Company's consolidated and combined financial position, results of operations and cash flows.

Note 2: Significant Accounting Policies

  Use of Estimates.  The preparation of consolidated and combined financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Concentrations of Credit Risk.  Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash equivalents and receivables. The Company uses local banks to invest its excess cash in money market funds. Related credit risk would result from a default by the financial institutions or issuers of investments to the extent of the recorded carrying value of these assets. The Company performs ongoing credit evaluations of its customers and continually monitors customer balances to minimize the risk of loss. Two major customers accounted for approximately 67% of fiscal 2006 revenues and two other customers accounted for approximately 72% of fiscal 2005 revenues. One customer accounted for 95% of the Company’s trade accounts receivable at December 31, 2006.

Accounts Receivable.  Accounts receivable consists of trade receivables. Trade receivables are recorded at the invoiced amount. Payment terms for SCR catalyst regeneration and cleaning services are typically defined in the contract for services rendered. Revenues may be earned for those services in advance of amounts billable to the customer and are recognized when the service is complete, unless the contract terms will not result in invoice generation within six months from the date of completion of those services. Revenues recognized in excess of amounts billed are recorded as revenues in excess of billings. Revenues in excess of billings were $861 and $585 as of December 31, 2006 and 2005, respectively.

Allowance for Doubtful Accounts.  The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its funding parties or customers to make required payments. This allowance is based on specific customer account reviews and historical collections experience. If the financial condition of the Company’s funding parties or customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The Company had no allowance for doubtful accounts on all accounts receivable at December 31, 2006 or 2005.

Inventory.  Inventories generally include chemicals and spent, cleaned, or regenerated SCR modules which are available for sale to a customer. Inventories are stated at the lower of cost or market using the first-in, first-out method. At December 31, 2006, the Company’s consolidated inventory balance of $304 consisted entirely of raw materials inventories. At December 31, 2005, the Company’s consolidated inventory balance of $704 consisted $165 of raw materials inventories and $539 of SCR modules in inventory awaiting sale to a customer.

 Property and Equipment.  The Company states property and equipment at cost. The Company states equipment under capital leases at the present value of the minimum lease payments. The Company capitalizes major improvements and betterments, while maintenance, repairs and minor replacements are expensed as incurred. Depreciation is provided using the straight-line method over the economic lives of the assets ranging from 3 to 10 years. Leasehold improvements are amortized over the shorter of the underlying lease term or asset life. Total depreciation expense recorded during the years ended December 31, 2006 and 2005 was $308 and $254, respectively.

Property and equipment consist of the following:

	Estimated useful life	As of December 31,
		2006	2005
Cost:
Equipment	2-7 years	$1,480	$1,307
Vehicles	3-7 years	7	7
Leasehold improvements	Life of lease	250	236
		1,737	1,550

Accumulated depreciation and amortization:
Equipment		617	369
Vehicles		4	3
Leasehold improvements		142	82
		763	454

Property and equipment, net		$974	$1,096

Impairment of Long-Lived Assets.  In accordance with SFAS No. 144,“Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. If this review indicates the carrying value of these assets will not be recoverable, as measured based on estimated undiscounted cash flows over their remaining life, the carrying amount would be adjusted to fair value. The cash flow estimates contain management’s best estimates, using appropriate and customary assumptions and projections at the time. During 2006 and 2005, no long-lived assets were identified as impaired.

Goodwill and Other Intangible Assets.  The Company accounts for goodwill and other intangible assets in accordance with the provisions of SFAS No. 141,“Business Combinations,” and SFAS No. 142,“Goodwill and Other Intangible Assets.” Purchase prices of acquired businesses that are accounted for as purchases have been allocated to the assets and liabilities acquired, including intangibles, based on the estimated fair values on the respective acquisition dates. Based on these values, the excess purchase prices over the fair value of the net assets acquired were allocated to goodwill. Pursuant to SFAS No. 142, goodwill and other intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values and reviewed for impairment in accordance with SFAS No. 144.

Goodwill represents the excess of costs over fair value of acquired net assets, including other intangible assets. Other intangible assets that have finite useful lives, including patents, trademarks, trade secrets and other purchased technology, are recorded at fair value at the time of the acquisition, and are carried at such value less accumulated amortization. The Company amortizes these intangible assets on a straight-line basis over their useful lives, estimated at ten years.

As of December 31, 2006, all of the Company’s goodwill and intangible assets are comprised of the push-down of goodwill and intangibles related to our acquisition in 2004 by the Parent. The Company tests goodwill and intangible assets for impairment at least annually, or whenever events or changes in circumstances indicate the carrying value may not be recoverable. The Company performed an annual goodwill and intangible assets impairment analysis as of December 31, 2006 using discounted expected future cash flows based on a discount rate consistent with the guidance provided in FASB Concepts Statement No. 7,“Using Cash Flow Information and Present Value in Accounting Measurements,” to estimate fair value and the carrying value of SCR-Tech, including goodwill and intangible assets. Impairment is based on the excess of the carrying amount over the fair value of those assets. This analysis resulted in the conclusion that the goodwill and intangible assets was not impaired.

The changes in the carrying amounts and accumulated amortization of other intangible assets from the year ended December 31, 2004 to the year ended December 31, 2006 were as follows (in thousands):

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Other intangible assets
Balance at December 31, 2004	$1,727	$(143)	$1,584
Amortization expense	--	(173)	(173)
Balance at December 31, 2005	$1,727	(316)	$1,411
Amortization expense	--	(173)	(173)
Balance at December 31, 2006	$1,727	$(489)	$1,238

For fiscal years 2008 through 2012, the Company estimates amortization expense will approximate $173 per year.

SCR Catalyst and Management Services Revenues.  As prescribed in Staff Accounting Bulletin (“SAB”) 101 and 104, “Revenue Recognition in Financial Statements,” the Company recognizes revenue from SCR Catalyst and Management Services when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable, and collectibility is reasonably assured.

Revenues related to SCR catalyst regeneration and cleaning services are recognized when the service is completed for each catalyst module. Customer acceptance is not required for regeneration and cleaning services in that SCR-Tech’s contracts currently provide that services are completed upon receipt of testing by independent third parties confirming compliance with contract requirements. Testing generally occurs three times during a particular customer project. Once a successful test result is received on a production module from an independent third party, revenue is recognized for each catalyst module processed prior to the receipt of such test results, and revenue is subsequently recognized for each catalyst module as its processing is completed. As the Company utilizes a consistent methodology and formula for each project, it is unlikely that subsequent testing would not be successful.

Nonetheless, if a subsequent test result were to indicate failure, the Company would cease recognizing revenue on any subsequent modules until new testing evidence confirms successful processing. The Company maintains a revenue allowance equal to ten percent of revenue earned for each contract to provide for any deficient test results that may occur after its initial test. This revenue allowance is removed, and revenue recognized, upon receipt of successful final test results and issuance of a final report to the customer.

From time to time, SCR-Tech purchases spent catalyst modules, regenerates them and subsequently sells them to customers as refurbished units. In such cases, revenues are not recognized until the units are delivered to the customer.

A typical customer project may take 30 to 90 days to complete. Due to the nature of the demand for SCR regeneration and cleaning services, some of the Company’s contracts provide for extended payment terms. In a situation where the project for a customer is complete; but the customer is not contractually committed to receive an invoice within the succeeding six months (and subsequent payment is due within 30 days of invoice date), revenue is deferred until the six month criterion is met. If the customer contract provides for a deposit or progress payments, the Company recognizes revenue up to the amount received. No rights of return exist. The customer is generally responsible for the removal and subsequent installation of the catalyst. The Company’s revenue arrangements do not have any material multiple deliverables as defined in Emerging Issues Task Force (“EITF”) 00-21,“Accounting for Multiple Element Revenue Arrangements.”

Costs associated with performing SCR catalyst regeneration and cleaning services are expensed as incurred because of the close correlation between the costs incurred, the extent of performance achieved and the revenue recognized. In the situation where revenue is deferred due to collectibility uncertainties, the Company does not defer costs due to the uncertainties related to payment for such services.

The Company recognizes revenue from our management and consulting services as work is performed. Costs associated with management and consulting services is expensed as incurred.

SCR Catalyst and Management Services revenue is project-based, and as such, the timing of those revenues varies from period-to-period. Accordingly, period-to-period comparisons of those revenues are not necessarily meaningful and should not be relied upon as an indication of future performance.

Deferred Revenue.  SCR catalyst regeneration and cleaning services contracts may provide for deposits or progress payments. Deposits or progress payments received are deferred until the services are performed, at which point deferred revenue is reduced and revenue is recognized. In addition and as is described more fully in the “SCR Catalyst and Management Services Revenues” section below, the Company maintains a revenue allowance equal to ten percent of revenue earned for each contract until receipt of successful final test results and issuance of a final report to the customer. This revenue allowance is also recorded as deferred revenue in the accompanying Combined Balance Sheet for the years ended December 31, 2006 and 2005. As of December 31, 2006 and 2005, deferred revenue was $112 and $185, respectively.

Warranty provision.  Warranties provided for the Company’s catalyst regeneration and cleaning services vary by contract, but typically provide limited performance guarantees. The Company has determined that the likelihood of the existence of a warranty claim to be reasonably possible, but not probable, based on its historical experience of no warranty claims having been presented since the Company’s inception. Further, the Company determined it could not reasonably estimate a possible loss or range of loss with any degree of accuracy related to any potential warranty claims. In accordance with SFAS No. 5, “Accounting for Contingencies,” Accordingly, the Company has determined that there is no basis for carrying an accrued warranty liability related to SCR catalyst regeneration and cleaning services. Should future actual product or service failure rates or other related costs differ from historical experience, establishment of an estimated warranty liability would be required.

Income Taxes.  The Company is included in the consolidated federal income tax return of its Parent. For purposes of the accompanying financial statements, U.S. and state income taxes have been computed in accordance with consolidated return Section 1552(a)(1) of the Internal Revenue Code, as if the Company and its Parent were separate legal entities. Under this allocation, the consolidated tax liability for a given tax year is allocated only to companies in the group which have separate taxable income for that year. The tax liability is allocated pro rata based on each Company's relative separate taxable income. Companies with losses are not allocated any of the tax liability and are not given any benefit for their losses.

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities based on enacted tax laws and rates applicable to the period in which differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts which are more likely than not to be realized. The provision for income taxes consists of the taxes payable or refundable for the period plus or minus the change during the period in deferred income tax assets and liabilities.

Impact of Recently Issued Accounting Standards.  In May 2005, the FASB issued SFAS Statement No. 154 (“SFAS No. 154”),“Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20,“Accounting Changes,” and SFAS Statement No. 3,“Reporting Accounting Changes in Interim Financial Statements.” SFAS No. 154 changes the requirements for accounting and reporting a change in accounting principle, and applies to all voluntary changes in accounting principles. Specifically, SFAS No. 154 requires retrospective application to prior periods’ financial statements. When it is impracticable to determine the effects of the change, the new accounting principle must be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and a corresponding adjustment must be made to the opening balance of retained earnings for that period rather than being reported in the income statement. SFAS No. 154 became effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. No events which would be subject to the provisions of SFAS No. 154 occurred during the periods presented, however, should such an event occur in the future, our financial statements would be affected.

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”),“Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,” which prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken on an income tax return. The accounting provisions of FIN 48 are effective for reporting periods beginning after December 15, 2006. The Company adopted the provisions of FIN 48 on January 1, 2007, the implementation of which did not have a material effect on the Company's consolidated and combined financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS Statement No. 157 (“SFAS No. 157”),“Fair Value Measurements,” which addresses the measurement of fair value by companies when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. SFAS No. 157 provides a common definition of fair value to be used throughout GAAP which is intended to make the measurement of fair value more consistent and comparable and improve disclosures about those measures. SFAS No. 157 will be effective for an entity’s financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact, if any, the adoption of SFAS No. 157 will have on it combined financial statements.

 In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“FAS 159”). FAS 159 provides entities with the option to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value, and also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This standard is intended to expand the use of fair value measurement, but does not require any new fair value measurements. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the potential impact of this standard on its financial position, results of operations and cash flows.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“FAS 141(R)”) and SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“FAS 160”). FAS 141(R) requires the acquiring entity in a business combination to record all assets acquired and liabilities assumed at their respective acquisition-date fair values and changes other practices under FAS 141. FAS 141(R) also requires additional disclosure of information surrounding a business combination, such that users of the entity’s financial statements can fully understand the nature and financial impact of the business combination. FAS 160 requires entities to report non-controlling (minority) interests in subsidiaries as equity in the consolidated financial statements. The Company is required to adopt FAS 141(R) and FAS 160 simultaneously in its fiscal year beginning January 1, 2009. The provisions of FAS 141(R) will only impact the Authority if it is party to a business combination after the pronouncement has been adopted. The Company is currently evaluating the effects, if any, that FAS 160 may have on its financial position, results of operations and cash flows.

Note 3: Transactions with Related Parties

The Company receives financing from its Parent on an as required basis and is reflected on the Combined Balance Sheets as Due to Parent. Terms of repayment have not as yet been determined. The Parent charged the Company interest at a rate of 6% per year. During the years ended December 31, 2006 and 2005, the Company recorded interest expense of $194 and $86 with respect to balances Due to Parent.

The Parent charges the Company a management fee which is included in selling, general and administrative expenses. During the years ended December 31, 2006 and 2005, the Company recorded a management fee expense of $480 and $240, respectively.

The Parent allocates a portion of its audit fees to the Company which is included in selling, general and administrative expenses. During each of the years ended December 31, 2006 and 2005, the Company recorded audit fees expense of $86.

Note 4: Income Taxes

Because the Company is included in the consolidated tax return of the Parent (Note 1), the Company has received no tax benefit from its losses because it has not paid or accrued federal or state income taxes.

The components of the Company's deferred taxes are as follows:

	December 31,
	2006	2005
Deferred tax assets:
Net operating loss carryforwards	$1,189	$1,174
Intangibles amortization	44	42
Accrued expenses	22	2
Total deferred tax assets	1,255	1,218

Deferred tax liabilities:
Excess book basis in property and equipment	(154)	(192)
Total deferred tax liabilities	(154)	(192)

Net deferred tax assets	1,101	1,026
Valuation allowance	(1,101)	(1,026)
	$--	$--

At December 31, 2006 the Company had $2,972 of federal net operating loss carryforwards that begin to expire in 2019.

Due to the Company's historical pattern of losses, management has determined that a 100% valuation allowance against the Company's net deferred tax assets is required. All changes in the valuation allowance result from this determination. Any future benefits recognized from the reduction of the valuation allowance related to these carryforwards will result in a reduction of income tax expense.

The Company's effective tax rate differs from the U.S. statutory tax rate of 35% primarily because of the establishment of the valuation allowance.

Note 5: Employee Benefit Plans

The Parent offers a 401(k) Savings & Retirement Plan to eligible employees meeting certain age and service requirements. This plan permits participants to contribute up to the maximum allowable by the Internal Revenue Service regulations. The plan provides for both a bi-monthly Company match and a discretionary annual contribution. Participants are immediately vested in their voluntary contributions plus actual earnings and in the Company’s matching contributions. The Company’s expense for this plan was $55 and $27 for the years ended December 31, 2006 and 2005, respectively.

Note 6: Major Customers and Geographic Revenues

Major customers (as a % of consolidated revenue) are as follows:

	Year Ended December 31,
	2006	2005
Customer A	3%	29%
Customer B	--%	11%
Customer C	3%	43%
Customer D	34%	1%
Customer E	33%	--%
Customer F	11%	--%
Other	16%	16%
Total	100%	100%

All revenues for the fiscal years ending December 31, 2006 and 2005 relate to revenues earned in the United States.

Note 7: Debt, Leases, Commitments and Contingencies

Debt agreements

At December 31, 2006, future payments under debt agreements and capital leases relate solely to capital leases and approximate $3 in fiscal 2007 and $4 per year in 2008, 2009 and 2010.

 At December 31, 2006 and 2005, the current portion of the capital leases of $3, respectively, are recorded as accrued liabilities.

Operating leases

The Company leases approximately 98,000 square feet of office, production, laboratory and warehouse space in Charlotte, North Carolina. This lease expires on December 31, 2012, with two options to renew for five years each.

Additionally, the Company leases office and warehouse equipment under various lease agreements which expire through 2012.

At December 31, 2006, future payments under all non-cancelable operating leases are as follows over each of the next five years and thereafter (in thousands):

Year
2007	$370
2008	377
2009	388
2010	395
2011	400
Thereafter	408
Total	$2,338

Rent expense was $517 and $371 during the years ended December 31, 2006 and 2005, respectively.

Note 8: Subsequent Events

On November 7, 2007, the Parent entered into and consummated a Stock Purchase Agreement for the sale of the Company for $9.6 million (subject to an agreed-upon working capital adjustment) to CoaLogix Inc, a wholly-owned subsidiary of Acorn Factor, Inc (“Acorn”). The Stock Purchase Agreement provides for the assumption by Acorn of certain liabilities of the Parent relating to the Company (including certain obligations with respect to employment agreements previously entered into by the Company). The Stock Purchase Agreement further provides for the conversion of the Company’s debt to the Parent to equity.

CONSOLIDATED AND COMBINED INTERIM FINANCIAL
STATEMENTS OF CESI-SCR, INC. AND SUBSIDIARY AND CESI-TECH
TECHNOLOGIES, INC.
(unaudited)

As of September 30, 2006 and 2007

CONSOLIDATED AND COMBINED BALANCE SHEETS
OF CESI-SCR, INC. AND SUBSIDIARY
AND CESI-TECH TECHNOLOGIES, INC.

(in thousands)

ASSETS	As of September 30, 2007	As of December 31, 2006
	(unaudited)
Current assets:
Cash	$169	$557
Trade accounts receivable	732	700
Revenues in excess of billings	772	861
Inventory	153	304
Prepaid expenses and other current assets	208	118
Total current assets	2,034	2,540
Property and equipment, net	844	974
Goodwill	4,257	4,257
Other intangible assets, net	1,108	1,238
Other assets	32	32
Total assets	$8,275	$9,041
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable	$156	$21
Accrued payroll and benefits	231	245
Accrued liabilities and other	251	315
Deferred revenue	158	112
Due to Parent	5,308	4,075
Total current liabilities	6,104	4,768

Non-current portion of capital lease obligations	13	15
Total liabilities	6,197	4,783
Shareholder’s equity:
Paid-in capital	7,194	7,194
Accumulated deficit	(5,116)	(2,936)
Total shareholder’s equity	2,078	4,258
Total liabilities and shareholder’s equity	$8,275	$9,041

The accompanying notes are an integral part of these consolidated and combined financial statements.

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
OF CESI-SCR, INC. AND SUBSIDIARY
AND CESI-TECH TECHNOLOGIES, INC.

(unaudited)

(in thousands)

for the nine and three month periods ended September 30, 2007 and 2006

	Nine months ended September 30,		Three months ended September 30,
	2007	2006	2007	2006

Revenues	$3,408	$5,304	$1,600	$1,368
Cost of revenues	3,295	3,417	1,009	1,051
Gross profit	113	1,887	591	317
Operating expenses:
Selling, general and administrative expenses	2,030	1,795	542	765
Total operating expenses	2,030	1,795	542	765
Operating income (loss)	(1,917)	92	49	(448)
Interest expense to Parent	(203)	(135)	(75)	(49)
Other finance income, net	20	3	6	3
Net loss	$(2,100)	$(40)	$(20)	$(494)

The accompanying notes are an integral part of these consolidated and combined financial statements.

CONSOLIDATED AND COMBINED STATEMENT OF SHAREHOLDER’S EQUITY
OF CESI-SCR, INC. AND SUBSIDIARY
AND CESI-TECH TECHNOLOGIES, INC.

(unaudited)

for the period from January 1, 2007 through September 30, 2007
(In thousands)

	Share premium	Accumulated deficit	Total

Balance at January 1, 2007	$7,194	$(2,936)	$4,258

Net loss	--	(2,100)	(2,100)

Balance at December 31, 2006	$7,194	$(5,116)	$2,078

The accompanying notes are an integral part of these consolidated and combined financial statements.

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
OF CESI-SCR, INC. AND SUBSIDIARY
AND CESI-TECH TECHNOLOGIES, INC.

for the nine months ended September 30, 2007 and 2006

(dollars in thousands)

	Nine months ended September 30,
	2007	2006
Cash flows provided by (used in) operating activities:
Net loss	$(2,100)	$(40)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation of property and equipment	217	234
Amortization of intangible assets	130	129
Loss on sale of assets	2	--
Change in operating assets and liabilities:
Trade accounts receivable	57	(26)
Inventory	151	224
Prepaid expenses and other assets	(90)	(76)
Accounts payable	135	219
Deferred revenue	46	(135)
Accrued payroll and benefits	(17)	(5)
Accrued liabilities and other	(61)	(1,469)
Net cash used in operating activities	(1,530)	(945)
Cash flows provided by (used in) investing activities:
Acquisitions of property and equipment	(89)	(141)
Net cash used in investing activities	(89)	(141)
Cash flows provided by (used in) financing activities:
Payments on capital lease and other long-term obligations	(2)	(4)
Due to Parent	1,233	1,131
Net cash provided by financing activities	1,231	1,127
Net increase (decrease) in cash and cash equivalents	(388)	41
Cash and cash equivalents at beginning of period	$557	$293
Cash and cash equivalents at end of period	$169	$334

The accompanying notes are an integral part of these consolidated and combined financial statements.

CESI-SCR, INC. (CONSOLIDATED)
AND CESI-TECH TECHNOLOGIES, INC.
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
(dollars in thousands)

Note 1: Basis of Presentation

The accompanying unaudited combined financial statements of CESI-SCR, Inc. (“CESI-SCR”), SCR-Tech, LLC (a consolidated wholly-owned subsidiary of CESI-SCR) and CESI-Tech Technologies, Inc. (“CESI-Tech”) hereinafter collectively known as “SCR-Tech” or the “Company” have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete combined financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007. These unaudited combined financial statements should be read in conjunction with the combined financial statements and footnotes thereto included in the Company’s Annual Report for the year ended December 31, 2006.

On November 7, 2007, Catalytica Energy Systems, Inc. (the “Parent”) entered into and consummated a Stock Purchase Agreement for the sale of the Company to CoaLogix Inc, a wholly-owned subsidiary of Acorn Energy, Inc (“Acorn) (formerly known as Acorn Factor, Inc.). See Note 10 (Subsequent Events).

The Company's recent operations have resulted in net losses of $2,100 and $134 for the nine month period ending September 30, 2007 and the year ended December 31, 2006, respectively. The Company's main source of financing during this time has been advances received from the Parent. In connection with and following the sale of the Company in November 2007 (Note 10), all amounts due to the Parent were converted to equity, and the acquirer committed to fund the Company’s operations through at least December 31, 2008.

Management believes the financial resources to be provided by the acquirer will be sufficient to satisfy the Company's liquidity requirements through 2008. If not, the Company will be required to seek additional financing from others or pursue other financing alternatives. No assurance can be given that, if required, additional financing will be available on acceptable terms or at all.

The Company is implementing plans to improve its competitive position by providing its unique catalyst regeneration services to coal burning power plants, as well as increasing operating efficiencies. The Company anticipates that these efforts will result in improved gross margins and operating results during fiscal 2008. However, no assurances can be given that the Company will be successful in realizing these goals. Failure to achieve further market acceptance for these services could have a material adverse impact on the Company's consolidated and combined financial position, results of operations and cash flows.

Note 2: Accounting Change

Prior to January 1, 2007, the Company recognized income tax accruals with respect to uncertain tax positions based upon Statement of Financial Accounting Standards (SFAS) No. 5, “Accounting for Contingencies.” Under SFAS No. 5, the Company recorded a liability associated with an uncertain tax position if the liability was both probable and estimable. Our liability under SFAS No. 5 included interest and penalties, which were recognized as incurred within “Finance expense, net” in the Consolidated Condensed Statements of Operations.

Effective January 1, 2007, the Company adopted FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes.” FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires that the Company determine whether the benefits of our tax positions are more likely than not of being sustained upon audit based on the technical merits of the tax position. For tax positions that are more likely than not of being sustained upon audit, the Company recognizes the largest amount of the benefit that is more likely than not of being sustained in our consolidated financial statements. For tax positions that are not more likely than not of being sustained upon audit, the Company does not recognize any portion of the benefit in our consolidated financial statements. The provisions of FIN 48 also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, and disclosure.

The total amount of unrecognized tax benefits as of the adoption date was immaterial, and no material changes to the amount of unrecognized tax benefits occurred during the nine months ended September 30, 2007. The Company does not believe it will incur any material adjustments related to unrecognized tax benefits for the remainder of 2007. It is the Company’s policy to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the date of adoption of FIN 48, the Company did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest or penalties recorded during the nine months ended September 30, 2007.

The Company files income tax returns in various state jurisdictions. For Federal tax purposes, the Company is part of the Parent’s U.S. federal consolidated income tax return. The Company’s state tax returns for years 2002 through 2006 remain open to examination by the state taxing authorities.

Note 3: New Accounting Standards

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements.” SFAS No. 157 creates a single definition of fair value, along with a conceptual framework to measure fair value, and to increase the consistency and the comparability in fair value measurements and in financial statement disclosures.

In February 2007, the FASB issued SFAS No. 159, “Fair Value Option for Financial Assets and Liabilities - Including an Amendment to FASB Statement No. 115.” SFAS No. 159 improves financial reporting by giving entities the opportunity to mitigate earnings volatility by electing to measure related financial assets and liabilities at fair value rather than using different measurement attributes. Unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings. Upon initial adoption, differences between the fair value and carrying amount should be included as a cumulative-effect adjustment to beginning retained earnings.

SFAS Nos. 157 and 159 are effective as of the beginning of the first fiscal year that begins after November 15, 2007. Earlier application is permitted as of the beginning of the fiscal year that begins on or before November 15, 2007. The Company will not early adopt SFAS Nos. 157 and 159 and is currently assessing the impact of implementing SFAS Nos. 157 and 159 on its financial position and results of operations.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“FAS 141(R)”) and SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“FAS 160”). FAS 141(R) requires the acquiring entity in a business combination to record all assets acquired and liabilities assumed at their respective acquisition-date fair values and changes other practices under FAS 141. FAS 141(R) also requires additional disclosure of information surrounding a business combination, such that users of the entity’s financial statements can fully understand the nature and financial impact of the business combination. FAS 160 requires entities to report non-controlling (minority) interests in subsidiaries as equity in the consolidated financial statements. The Company is required to adopt FAS 141(R) and FAS 160 simultaneously in its fiscal year beginning January 1, 2009. The provisions of FAS 141(R) will only impact the Authority if it is party to a business combination after the pronouncement has been adopted. The Company is currently evaluating the effects, if any, that FAS 160 may have on its financial position, results of operations and cash flows.

Note 4: Trade Accounts Receivable, Net

Trade receivables are recorded at the invoiced amount. The balance of trade accounts receivable was $732 as of September 30, 2007. Two customers accounted for 96% of the Company’s trade accounts receivable balance at September 30, 2007.

Note 5: Revenues in Excess of Billings

Payment terms for SCR catalyst regeneration and cleaning services are typically defined in the contract for services rendered. Revenues may be earned for those services in advance of amounts billable to the customer and are recognized when the service is complete, unless the contract terms will not result in invoice generation within six months from the date of completion of those services. Revenues recognized in excess of amounts billed are recorded as revenues in excess of billings. The balance of revenues in excess of billings was $772 and $861 as of September 30, 2007 and 2006, respectively.

Note 6: Inventory

Inventories generally include chemicals and spent, cleaned, or regenerated SCR modules held for sale to a customer. Inventories are stated at the lower of cost or market using the first-in, first-out method. At September 30, 2007, the Company’s inventory balance of $153 consisted entirely of raw materials inventories. At September 30, 2007, no cleaned or regenerated SCR modules were held in inventory for potential sale to customers.

Note 7: Goodwill and Other Intangible Assets

As of December 31, 2006, all of the Company’s goodwill and intangible assets are comprised of the push-down of goodwill and intangibles related to our acquisition in 2004 by the Parent. Intangible assets, including patents, trademarks, trade secrets and other purchased technology, are amortized on a straight-line basis over their useful lives, estimated at ten years. No events or changes in circumstances occurred during the nine months ended September 30, 2007 which caused the Company to perform an impairment analysis during that period.

There were no changes in the carrying amount of goodwill during the nine months ended September 30, 2007. The changes in the carrying amount and accumulated amortization of other intangible assets from the year ended December 31, 2006 to the nine months ended September 30, 2007 were as follows (in thousands):

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Other intangible assets
Balance at December 31, 2006	$1,727	$(489)	$1,238
Amortization expense	--	(130)	(130)
Balance at September 30, 2007	$1,727	$(619)	$1,108

The Company expects amortization expense will approximate $43 for the remainder of the fiscal year.  For fiscal years 2008 through 2013, the Company estimates amortization expense will approximate $173 per year.

Note 8: Significant Customers

     Three customers accounted for 88% of the Company’s revenues for the nine months ended September 30, 2007. Four customers accounted for 89% of the Company’s revenues for the nine months ended September 30, 2006.

     The Company’s revenue is project-based, and as such, the timing of those revenues varies from period-to-period. Accordingly, period-to-period comparisons of those revenues are not necessarily meaningful and should not be relied upon as an indication of future performance.

Note 9: Warranty Provision

Warranties provided for the Company’s catalyst regeneration and cleaning services vary by contract, but typically provide limited performance guarantees. The Company has determined that the likelihood of the existence of a warranty claim to be reasonably possible, but not probable, based on its historical experience of no warranty claims having been presented since the Company’s inception. Further, the Company determined it could not reasonably estimate a possible loss or range of loss with any degree of accuracy related to any potential warranty claims. In accordance with SFAS No. 5, “Accounting for Contingencies,” Accordingly, the Company has determined that there is no basis for carrying an accrued warranty liability related to SCR catalyst regeneration and cleaning services. Should future actual product or service failure rates or other related costs differ from historical experience, establishment of an estimated warranty liability would be required.

Note 10: Subsequent Events

On November 7, 2007, the Parent entered into and consummated a Stock Purchase Agreement for the sale of the Company for $9.6 million (subject to an agreed-upon working capital adjustment) to CoaLogix Inc, a wholly-owned subsidiary of Acorn. The Stock Purchase Agreement provides for the assumption by Acorn of certain liabilities of the Parent relating to the Company (including certain obligations with respect to employment agreements previously entered into by the Company). The Stock Purchase Agreement further provides for the conversion of the Company’s debt to the Parent to into equity.